CERTIFICATE OF FORMATION

                                       OF

                   INTERACTIVE VOICE MEDIA WASHINGTON, D.C. L.L.C.

     (Under Section 18-201 of the Delaware Limited Liability Company Act)




     1. The name of the limited liability company is: Interactive Voice Media Washington, D.C. L.L.C.

     2. The address of its registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Interactive Voice Media Washington, D.C. L.L.C. this 28th day of May, 1997.

                                            /s/ Candace Lynn Bell
                                            ------------------------------------
                                            Candace Lynn Bell, Authorized Person


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                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 10/22/2001
                                                        010527145 - 2756643



                            CERTIFICATE OF AMENDMENT
                                       OF
                            CERTIFICATE OF FORMATION
                                       OF
                 INTERACTIVE VOICE MEDIA WASHINGTON, D.C. L.L.C.

                 -----------------------------------------------


                        Pursuant to Section 18-202 of the
                     Delaware Limited Liability Company Act

     THE UNDERSIGNED Manager of INTERACTIVE VOICE MEDIA WASHINGTON, D.C. L.L.C. (the "LLC"), a limited liability company organized under and by virtue of the Delaware Limited Liability Company Act of the State of Delaware, DOES HEREBY
CERTIFY:

                1. The Certificate of Formation of this Limited Liability Company is amended by changing "Paragraph 1:" to read as follows:


                        1. The name of the limited liability company is
                Lavalife Washington, D.C. LLC.


                2. This amendment was duly adopted in accordance with the provisions of Section 18-202 of the Delaware Limited Liability Company Act by the Unanimous Written Consent of the Members and by the Unanimous Written Consent of the Managers of the Limited Liability Company.


     IN WITNESS WHEREOF, I have hereunto signed this Certificate of Amendment of Certificate of Formation of INTERACTIVE VOICE MEDIA WASHINGTON, D.C. L.L.C. this 22nd day of October, 2001.


                                        /s/ Bruce Croxon
                                        ---------------------------------
                                        Bruce Croxon, Manager
                                        Authorized Person